As filed with the Securities and Exchange Commission on February 12, 2003
                                              Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  - - - - - - -
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                INTERNATIONAL BIOFUEL AND BIOCHEMICAL CORPORATION
             (Exact name of registrant as specified in its charter)

       Pennsylvania                                06-1411727
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

       5 River Road, Suite 301
       Wilton, Connecticut 06897                      06897
 (Address of Principal Executive Offices)           (Zip Code)

                       EMPLOYEE RESTRICTED STOCK PURCHASE
                          AGREEMENT BETWEEN REGISTRANT
                              AND CERTAIN EMPLOYEES
                            (Full title of the plan)

                                LeeRoy Allen, Jr.
                             5 River Road, Suite 301
                                Wilton, CT 06897

           (Name and address, including zip code of agent for service)
                                 (203) 255-1826
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                        Proposed Maximum         Proposed Maximum            Amount of
Title of Securities      Amount to be     Offering Price         Aggregate Offering          Fee
be Registered            Registered       per Share*                Price*
--------------------------------------------------------------------------------------------------------
Common Stock Par Value,
$.001 Per Share Issued
Pursuant to an Employee
Restricted Stock Purchase
Agreement with three
Employees                  1,100,000              $.19          $209,000            $19.23
Pursuant to certain
Consulting Agreements
With Four Consultants        375,000              $.19           $71,250             $ 6.56
                           ---------            ------        ----------           --------
                           1,475,000              $.19          $280,250             $25.79

         * Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) on the basis of the average of the low bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on February 11, 2003.

         Cross Reference Sheet Showing Location in Reoffer Prospectus of Information Required by Items of Part I of Form S-3 Included Herein Under Cover of Form S-8, Pursuant to Rule 404(a)

Form S-3 Item No. and Heading                         Heading in Prospectus
-----------------------------                         ---------------------

1.Forepart of the Registration Statement and Outside
   Front Cover Page of Prospectus.................     Outside Front Cover Page
1.Inside Front and Outside Back Cover
   Pages of Prospectus.............................    AVAILABLE INFORMATION;
                                                       REPORTS TO STOCKHOLDERS;
                                                       INCORPORATION OF CERTAIN
                                                       DOCUMENTS BY REFERENCE;
                                                       TABLE OF CONTENTS
2.Summary Information, Risk Factors and Ratio of
   Earnings to Fixed Charges........................   Outside Front Cover Page
                                                       THE COMPANY;RISK FACTORS
4.Use of Proceeds....................................  USE OF PROCEEDS
5.Determination of Offering Price....................  Outside Front Cover Page
  PLAN OF DISTRIBUTION
6.Dilution...........................................  Not Applicable
7.Selling Security Holders............................ SELLING SHAREHOLDER
8.Plan of Distribution...............................  Outside Front Cover Page
  PLAN OF DISTRIBUTION
9.Description of Securities to be Registered.......... DESCRIPTION OF SECURITIES
10.Interests of Named Experts and Counsel............. EXPERTS;LEGAL OPINIONS
11.Material Changes................................... THE COMPANY
12.Incorporation of Certain Information
    by Reference...................................... INCORPORATION OF
                                                       CERTAIN DOCUMENTS
                                                       BY REFERENCE
13.Disclosure of Commission Position on
   Indemnification For Securities Act
   Liabilities........................................ INDEMNIFICATION

REOFFER
PROSPECTUS
-----------------------------------------------------------------------

                                EXPLANATORY NOTE

International Biofuel and Biochemical Corporation ("Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933,as amended (the "1933 Act"), to register certain shares of common stock, par value $0.001 per share, issued to a certain selling shareholders. Under cover of this Form S-8 is a Reoffer Prospectus the Company prepared in accordance with Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 1,190,000 shares of Common Stock acquired by the selling shareholders.

                                     PART I

                               REOFFER PROSPECTUS

                INTERNATIONAL BIOFUEL AND BIOCHEMICAL CORPORATION
                             5 RIVER ROAD, SUITE 301
                            WILTON, CONNECTICUT 06897
                                 (203) 255-1826

                        1,475,000 SHARES OF COMMON STOCK

The shares of common stock, $0.001 par value per share, of International Biofuel and Biochemical Corporation (the "Company") offered for sale hereby (the "Shares") will be sold from time to time by the following Employees and the following Consultants:

Employees                 Offices & Services         No. Shares Offered
---------                 ------------------         ------------------

LeeRoy Allen, Jr.          President                   500,000
Hope D. Trowbridge         Secretary                   200,000
H. Andre Bohnen            Shipping & Receiving        200,000
Asa L. Fish                VP Sales                    200,000        1,100,000
                                                       -------        ---------

Consultants                Services
-----------                --------

H. Melville Hicks, Jr.     Legal                        85,000
Joseph Kriz                Legal                        50,000
Frank Caracansi            Accounting                  100,000
Melentina Pusztay          Business Development,
                           Managerial Solutions        140,000          375,000
                                                       -------          -------


                           TOTAL                                      1,475,000

(collectively "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant to a certain Employee Restricted Stock Purchase Agreement dated as of January 1st, 2003 and 4 separate Consulting Agreements for consulting, legal and accounting services that the Selling Shareholders have provided or are still providing to the Company.

The sales may occur in transactions on the over-the-counter market and quoted on the Bulletin Board maintained by Nasdaq at prevailing market prices or in negotiated transactions. The Company will not receive proceeds from any of the sales of the Shares. The Company is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the 1933 Act before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

The Company's common stock is currently traded on the Over-the-Counter market and quoted on the NASDAQ Bulletin Board under the symbol "IBBO".

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     ---------------------------------------

                                February 12, 2003


                                TABLE OF CONTENTS

Where You Can Find More Information....................................5
Incorporated Documents............................................. ...5
Our Company............................................................6
Risk Factors...........................................................10
Use of Proceeds........................................................20
Selling Shareholders...................................................20
Plan of Distribution...................................................22
Experts................................................................23
Legal Proceedings......................................................23
Legal Opinion..........................................................24


You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission (the"SEC") in Washington, D.C. a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered in this Reoffer Prospectus. This Reoffer Prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our common stock, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete; we refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all respects by such reference. Anyone may inspect a copy of the registration statement without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement by writing to the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and paying prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at HTTP://WWW.SEC.GOV that contains reports, proxy and information statements and other information regarding companies such as ours that file electronically with the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore we file reports, statements and other information with the SEC. You can inspect and copy the reports, proxy statements and other information that we file at the public reference facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400 Chicago, Illinois 60661. You can also obtain copies of such material from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also makes electronic filings publicly available on its Web site within 24 hours of acceptance. Our common stock is currently traded on the Over-The-Counter market and quoted on the NASDAQ Bulletin Board under the Symbol "IBBO"



                       INCORPORATED DOCUMENTS BY REFERENCE

The SEC allows the Company to "incorporate by reference" information into this Reoffer Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

The following documents which we have filed with the Commission are incorporated by reference into this prospectus:

(a) Our annual report on Form 10-KSB for the fiscal year ended December 31,2001;

(b) Our quarterly reports on Form 10-QSB for the quarters ended September 30, 2002, June 30, 2002 and March 31, 2002

(c) Our current Reports on Form 8-K filed on October 28, 1998, July 20, 2001, September 25, 2002 and December 23, 2002;

(d) Our Registration Statement on Form 10-SB filed on June 11, 1998 and the Amendments thereto filed on September 1, 1998 and December 18, 1998.

All documents that we have filed with the Commission pursuant to Section 13 (a), 13(c), 14 or 15 (d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to the completion of the offering shall be deemed to be incorporated by reference into this Reoffer Prospectus and to be part of this prospectus from the date of filing of these documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus, shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed documents, which also is or is deemed incorporated by reference in this prospectus, modifies,supersedes or replaces that statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

The Company will provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to LeeRoy Allen, Jr., President at the Company's executive offices, located at 5 River Road, Suite 301, Wilton, Connecticut 06897. The Company's telephone number is (203)255-1826. The Company's corporate Web site address http://www.jbirdrecords.com. Information contained on our website is not part of this Reoffer Prospectus.



                                   OUR COMPANY
GENERAL

         We were incorporated under the name of Caltron, Inc. in the State of Pennsylvania on June 7, 1991. On October 8, 1997 we acquired J-Bird Records, Inc., the first World Wide Web Recording Label(TM) and changed our name to J-Bird Music Group, Ltd. J-Bird Records, Inc. is a wholly owned subsidiary. On December 9, 2002 the Company changed its name to International Biofuel and Biochemical Corporation (herein referred to as the "Company" or"IBBC"). J-Bird Records, Inc. remains a wholly owned subsidiary. We are presently authorized by our Articles of Incorporation as amended to issue up to 50,000,000 shares of $0.001 par value of common stock, of which 8,435,883 shares were outstanding as of January 31, 2003.

         On May 24, 2001 the Board of Directors declared effective June 1, 2001 ("Effective Date" a forty (40) to one (1) reverse split on the currently issued and outstanding shares of common stock of the Company ("Reverse Stock Split"). Each forty (40) shares of common stock of the Company issued and outstanding immediately prior to the Effective Date were changed into one (1) share of common stock, par value $0.001 per share ("New Common Stock"). There were no changes in the par value nor any change in the number of authorized shares the Company may issue under its Articles of Incorporation.

         Our Company in alliance with American Bio-fuels LLC ("ABF")intends to build multiple continuous flow biodiesel manufacturing plants with capacities scaleable to 20 million gallons per year. The building of approximately 12 strategically located manufacturing plants operating at full capacity would produce sufficient biodiesel to 1% of the existing diesel fuel market estimated at 66 billion gallons in 2001. On December 4, 2002, IBBC and ABF entered into a contract for the first biofuel fuel facility in the State of Connecticut. (See "Connecticut Project" below).

         IBBC in alliance with ABF intends to become a bio-energy fuels company involved in the production, distribution and marketing of biodiesel fuel. Biodiesel is an alternative fuel that is very similar to diesel in all performance characteristics including equivalent energy content, higher power (cetane) and other characteristics. Furthermore, it has much lower emissions of particulates and smoke, while also reducing dependence on imported oil and lowering C02 emissions by 78% compared to petroleum diesel. More importantly, biodiesel can be used in a diesel engine with no modifications and can be delivered to customers through the existing fueling infrastructure system for fuel according to government studies including U.S. Department of Energy and Department of Defense. As a result, it is the fastest growing segment of the alternative fuels industry, jumping from only 1% to 16% total market share between 2000 and 2001 (according to Natural Gas Fuels reader survey). In addition, biodiesel prices are equivalent to diesel prices in some parts of the world and provide significant cost savings in countries with favorable tax codes relating to biodiesel or where diesel prices are high.

         Biodiesel is a clean, renewable diesel fuel substitute produced from agricultural resources such as soybeans or rapeseed (canola), or recycled cooking oil from restaurants. It can be burned in any standard, unmodified blend at any proportion with petroleum diesel. Pure biodiesel is completely BIODEGRADABE and NON-TOXIC TO PLANTS, ANIMALS AND HUMANS.

         Biodiesel is the first clean fuel that does not require fleets to purchase new vehicles or construct new facilities. Biodiesel seamlessly integrates with current engine technology and biodiesel fleets have reported operational consistency over extended periods of use - engine performance, payload power and range are completely unaltered. Biodiesel is registered with the Environmental Protection Agency (EPA) as a fuel and fuel additive and meets clean diesel standards established by the California Air Resources Board (CARB). Biodiesel is a recognized alternative fuel by the Department of Energy (DOE) and the United States Department of Transportation (USDOT).

         It is contemplated each biofuel manufacturing plant will be constructed and operated by a separate limited liability company ("LLC"), with each LLC formed the customer will own 51% of the LLC, IBBC will own 24.5% thereof and ABF will also own 24.5% thereof. In the alternative if the customer wishes to own and operate the biofuel plant it can pay to an LLC, owned by IBBC and ABF on a 50/50% basis, the cost of construction plus 15% per plant. In addition, the customer as owner and operator of such plant shall pay to the LLC for the right to use the biofuel technology a license fee of $1 Million every three months plus a royalty of 3% on the sales price for each gallon sold by the plant.

Our Success and Proprietary Technology.

         Our success and ability to compete with our competitors is largely dependant on certain proprietary technology being patented and developed by Bio-Clean Fuels, Inc. ("BCF") which is being utilized and marketed in the United States under an exclusive license by American Biofuels, LLC ("ABF") under the trademark "Green Star Fuels". There is presently a United States patent application filed by BCF under a claim entitled "Continuous Flow Technology". Our Company will construct and operate each Biofuel facility under separate licensing agreements with ABF. Each licensing agreement will have its own terms and conditions and may be on an exclusive or non-exclusive basis. For example the Connecticut Project is exclusive for an 18 month period and if at the end of this period our Company has raised the capital requirements for the Connecticut Biofuel facility this exclusive period will continue for a period of 10 years subject to review by ABF every two years. On the other hand if the required capital is not raised then ABF agrees to grant our Company a non-exclusive license for a Biofuel plant for a license fee of $250,000 per year during the ten year license period.

The Connecticut Project:


         On December 4, 2002 our Company, entered into an agreement (the "Agreement") with ABF for the first Biofuel plant to be constructed in the State of Connecticut on a 50/50 joint venture bases through a Nevada limited liability company to be formed. Under the terms of the Agreement ABF has granted IBBC, an eighteen (18) month exclusive license to construct a 15 million gallon Biofuel facility in Connecticut only. The Agreement provides among other things:

         1) IBBC, within 45 days from the date of the Agreement is to pay ABF $50,000 and within 10 days from the Agreement date issue to ABF 500,000 shares of its common stock. Said shares will be "restricted shares" as defined by Rule 144 of the Securities Act of 1933, as amended.

         2) Both parties to the Agreement are to form a Nevada limited liability company to be licensed in the State of Connecticut on a 50/50 and within six (6) months from the Agreement date IBBC, is to loan $1 million to the Nevada limited liability company to start the initial permit process and site acquisition.

              In addition, IBBC, shall provide additional funds for construction of the Biofuel facility and ABF is to assist in obtaining the necessary permits for the construction of the facility during the eighteen (18) month exclusive license period, which can be extended by mutual agreement, for a reasonable time only if there are unforeseen delays in the issuance of permits to start construction.

         3) ABF is to construct the Biofuel facility on a turnkey basis at a cost of $.45 per installed gallon plus 10% for cost overruns caused by unforeseen circumstances and weather conditions.

              IBBC, is to provide the capital requirements to the Nevada limited liability company to acquire title or a leasehold interest, (10 year term at least with extensions)to the land .

         4) After completion of the Biofuel facility, ABF shall train the operators, provide the marketing for the Biofuel including applying for state or federal subsidies if available.

         5) The eighteen (18) month license period may continue and shall be renewed on a biannual basis for ten (10) years if IBBC, raises the necessary capital to complete the initial Biofuel plant.

         6) If IBBC is not successful in raising the capital for the Nevada limited liability company ABF will agree to a non-exclusive license to build a smaller plant if it pays ABF a license fee of $250,000 a year.

         7) The Nevada limited liability company will be managed by three (3) Manager/Directors, two of which will be selected by ABF and one by IBBC. The first Manager/Directors will be Joseph P. La Stella, P.E., William L. Fowler and LeeRoy Allen, Jr.


         In compliance with the above terms the Company has paid ABF $50,000 and has issued and delivered 500,000 shares of restricted Common Stock to ABF.


         There are other provisions in the Agreement dealing with marketing and territorial restrictions and production accreditation among distributors.


         J-Bird Records, Inc.: The Company's wholly owned subsidiary, J-Bird Records, Inc., began in 1996 as "The First World Wide Web Recording Label" (jbirdrecords.com), signing, promoting and selling its artists' CDs exclusively online. It quickly developed a traditional brick and mortar presence to enhance its efforts, thereby creating a hybrid label combining the best of both offline and online worlds. J-Bird Records is an independent label with a roster of over 350 artists including Rockapella, John Entwistle, the Guess Who, Mitch Ryder, Jimmie Van Zant, Lee Rocker and more. The label utilizes traditional and online marketing and distribution methods for the promotion of its artists. The Navarre Corporation is the label's exclusive North American distributor to retail accounts. Navarre is the leading independent distributor of music and music-related products throughout North America.

          J-Bird Records attracts a wide array of established and emerging talent by offering artists a greater level of creative control, freedom and involvement. J-Bird Records offers recording contracts which allow artists to exercise a large amount of self-direction in their career planning, while driving those careers towards a successful future.


                                  RISK FACTORS

         In this section we highlight some of the risks associated with the Company's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Reoffer Prospectus.


         1. Limited Operating History and No Assurance as to Future Profitable Operations. The Company has entered into a strategic alliance with American Bio-fuels LLC to build continuous flow biodiesel plants on an exclusive basis in the State of Connecticut and intends to extend this alliance on an non-exclusive basis to alter areas of the United States. Each of the plants can have capacities scaleable to 20 million gallons per year. The Company also acquired J-Bird Records, Inc. in October of 1997 to implement its business opportunities. In view of this the Company has a limited operating history and limited revenues from operations or assets and must be regarded as a new or "start-up" venture with all of the risks of a new business with all the unforeseen cost, expenses, problems and difficulties to which a new venture is subject. The Company cannot predict with any certainty the future success or failure of its operations. There is no assurance that the Company will generate net income or successfully expand its operations in the future. Moreover, as a small and relatively new enterprise, it is likely to remain subject to risks and occurrences which management is unable to predict with any degree of certainty, and for which it is unable to fully prepare. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the commencement of a new business and the competitive environment in which the Company is operating. Because of the Company's relatively limited business history and limited assets and revenues there is little evidence for investors to analyze in order to make an informed judgment as to the merits of an investment in the Company. This investment should therefore be considered high risk investment in an unseasoned start-up company with the possibility of the loss of the entire investment.

         2. Need for Substantial Additional Capital. The Company remains in need of substantial financing from sources other than operations in order to cover its overhead and to maintain and expand its operations. To date, the Company has been able to meet its outside financing requirements. We have raised additional capital in private placements not involving public offerings in accordance with
Section 4(2) of the 1933 Act. these transactions were with purchasers who in the opinion of the Company were either accredited investors within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act or sophisticated by virtue of business background and knowledge of the Company through existing relationships giving them access to business and financial information on the Company. These transactions resulted in approximately $1,236,000 in gross proceeds.

         We expect equity funding in the form of contributions to the ownership in LLCs formed to construct and operate the Biofuel facilities and those same funding sources, which were started in November of 1996, together with anticipated cash flow from conventional asset based debt financing against equipment, inventory and/or receivables will provide sufficient capital to cover overhead and maintain and expand its operations.

         Absent adequate revenues from operations during the phase-in period of commercial operations, we will remain dependent on the outside sources described above to meet its requirements and to continue operation. While we believe the Company will be successful in continuing to obtain sufficient financing from such sources, there can be no assurance with any certainty that this will in fact, be the case and the failure to do so would have a material adverse effect on our ability to continue to operate. Our more long term future capital requirements will depend upon numerous factors, including the amount of revenues generated from operations, the cost of our sales and marketing activities, none of which can be predicted with certainty.

         While we do not believe that it will be the case, prospective investors should note that if all of the above described internal and external sources for financing should fail to be sufficient, we could be required to reduce its operations, seek an acquisition partner or sell securities on terms that may be highly dilutive or other wise disadvantageous.

         3. History of Losses an Accumulated Deficit. We have experienced operating losses in each fiscal period since commencing operations in 1991. As of December 31, 2001, we had a deficit accumulated since formation in the aggregate approximate amount of $12,080,181, of which approximately $2,633,007 was accumulated in the 2000 fiscal year and approximately $1,253,545 was accumulated in the 2001 fiscal year. (see above, Risk Factor No.1 "Limited Operating History: No Assurance as to Future Profitable Operations"). Since our inception, we have generated extremely limited revenues from operations.

          4. New Businesses and No Assurance of Success or Profitability. The biofuel business is new to IBBC and is a relatively new product that has only recently proven commercially viable. Since neither management nor IBBC has not previously engaged in the production, distribution and marketing of biofuels and there can be no guarantee that IBBC will be able to do so successfully. The ability of investors to receive dividends or otherwise realize a profit on their investment, will depend upon the ability of IBBC, ABF and the owners and operators of every plant to successfully operate and market our biofuel products. If IBBC, ABF and the owners and operators of such plants are unable to perform successfully, an investor could lose his or her entire investment. IBBC, ABF and the owner and operator of such plants will be responsible for providing financing for the development of each biofuel plant, which after payment or operating expenses, may not generate sufficient revenues to make IBBC profitable. For these and other reasons, purchase of the Shares must be considered a highly speculative investment.

         5. Going Concern Assumption. Our independent auditor's report on the Company's financial statements for the year ended December 31, 2001 contain an explanatory paragraph indicating that, the Company's uncertainty as to its productivity and its ability to raise sufficient capital raise substantial doubt about its ability to continue as a going concern. In addition that we have an accumulated deficit of $12,080,181 as of December 31, 2001. The Company will require substantial additional funds in the future, and there can be noassurance that any independent auditor's report on the our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of its operations. The existence of the explanatory paragraph may naturally adversely affect our relationship with prospective owners and operators of any biofuel facilities and suppliers and artists, for our music business and therefore could have a material adverse effect on our businesses, financial condition and results of operations.

         6. Conflicts of Interests. Certain conflicts of interest exist between the Company and its officers and directors. Many of them have other business interests to which they devote attention and they may be expected to do so although management time should be devoted to the business of the Company. Conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with their fiduciary duties to the company.

         7. Dilution from Issuance of Shares for Services. To date, the Company has had very limited revenues from operations. Accordingly, the bulk of its cash assets have been, and may continue to be, utilized to cover the expenses associated with the development of its business and products. Given the foregoing, the Company regularly pays certain of its financial obligations by issuing restricted shares of its common stock, at a discount, in lieu of cash. The discounts at which such shares were issued was generally, but not always, set at 50% of the average market price of the stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board. Such discounts were either negotiated at arms length with third parties or determined arbitrarily and in such cases they bore no relationship to the Company's assets, earnings, book value or other such criteria of value. Such issuances have, and may continue to, result in substantial dilution to the Company's existing shareholders.

         From May of 1995 through December, 2002, the Company has issued a total of 269,000 shares after giving effect to the Reverse Stock Split, constituting approximately 3% of the issued and outstanding shares. These shares were issued in lieu of cash compensation and expense reimbursement due under employment and consulting agreements with its executive officers, employees, and corporate counsel and in additional compensation by way of directors shares and stock bonuses. In addition, during that period, the Company issued 1,473,625 post reverse stock split shares, constituting approximately 18.6% of the issued and outstanding common stock to affiliated and non-affiliated consultants and subcontractors for consulting services of various obligations to its officers, counsel, and outside vendors, the Company will, to the extent possible, continue to issue shares of its common stock at negotiated or arbitrary discounts. Finally, there have been issued 790,000 shares of after giving effect to the Reverse Stock Split in lieu of cash payments of vendor invoices and to artists pursuant to contracts.

         8. Possible Depressive Effect on Price of Securities of Future Sales of Common stock. The resale of approximately 7,914,143 post reverse stock split common shares of the Company, issued and outstanding as of December 31, 2002, of which approximately 2,024,143 can currently be resold pursuant to Rule 144 of the 1933 Act. The sale or other disposition of much of these currently outstanding shares of common stock is restricted by the 1933 Act. Unless such sales are registered, these shares may only be sold in compliance with Rule 144 promulgated under the 1933 Act or some other exemption from registration thereunder. Rule 144 provides, among other matters, that if certain information concerning the operating and financial affairs of the Company is publicly available, persons who have held restricted securities for a period of one year may thereafter sell in each subsequent three month period up to that number of such shares equal to one percent of our total issued and outstanding common stock. The sale or availability for sale of substantial amounts of common stock in the public market after this offering being made by this Registration Statement could adversely affect the prevailing market price for our common stock and could impair our ability to raise additional capital through the sale of its equity securities.

          9. Possible Voting Control by Management: Possible Depressive Effect on Market Prices. As of December 31, 2002, the Company's officers and directors were the beneficial owners of an aggregate of 96,350 post reverse stock split shares, constituting of approximately .012% of the outstanding common stock.

         10. Limited Public Market: Company Not Eligible for Inclusion on NASDAQ. To date there has been only a limited and sporadic public market for the Company's common stock. There can be no assurance that an active and reliable public-market will develop or. if developed, that such market will be sustained. Purchasers of shares of common stock of the Company may, therefore, have difficulty in reselling such shares. As a result, investors may find it impossible to liquidate their investment in the Company should they desire to do so. Our common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. The Company intends to apply to have its common stock approved for quotation on the Nasdaq SmallCap Market at such time, in the future, that it meets the requirements for inclusion. As at the date hereof, however, the Company is not eligible for inclusion in NASDAQ or for listing on any national stock exchange All companies applying and authorized for NASDAQ are required to have not less than $4,000,000 in net tangible assets, a public float with a market value for not less than five million dollars, and a minimum bid of price of $4.00 per share. At the present time, the Company is unable to state when, if ever, it will meet the Nasdaq application standards. Unless we are able to increase the Company's net worth and market valuation substantially, either through the accumulation of surplus out of earned income of successful capital raising financing activities, it will never be able to meet the eligibility requirements of NASDAQ. Moreover, even if we meet the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the Nasdaq SmallCap Market. Further, Nasdaq reserves the right to with draw or terminate a listing on the Nasdaq Small Cap at any time and for any reason in its discretion. If the Company is unable to obtain or to maintain a listing on the on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the common stock would be available only on the OTC Bulletin Board where the common stock is currently quoted or in the "pink sheets" published by the National Quotation Bureau, Inc. This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for the common stock than would be the case if the common stock were quoted on the Nasdaq SmallCap Market. Irrespective of whether or not the common stock is included in the Nasdaq SmallCap system, there is no assurance that the public market for the common stock will become more active or liquid in the future. In that regard, prospective purchasers should consider that this offering is being made without the underwriting arrangements typically found in a public offering of securities. Such arrangements generally provide for the issuer of the securities to sell the securities to an underwriter which, in turn, sells the securities to its customers and other members of the pubic at a fixed offering price, with the result that the underwriter has a continuing interest in the market for such securities following the offering. In order to qualify for listing on a national stock exchange, similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met.

        Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, under "Risk Factor No. 12 "Regulation of Penny Stocks". These rules could make it difficult to trade the common stock of the Company because compliance with them can delay and/or preclude certain trading transactions. This could have an adverse effects on the ability of an investor to sell any shares of the Company's common stock.

         11. Regulation of Penny Stocks. As discussed above, at the present time, the Company's common stock is not listed on The Nasdaq Small Cap Stock market or on any stock exchange. Although dealer prices for the Company's common stock are listed on the OTC Bulletin Board, trading has been sporadic and limited since such quotations first appeared on or about June 8, 1995.

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock" Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq SmallCap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the "34 Act"). It may be necessary for the Selling Shareholders and the Underlying Share Selling Shareholders to utilize the services of broker-dealers who are members of the NASD. The current market price of the Company's Common Stock is substantially less than $5. Accordingly, any broker-dealer sales of the shares being registered hereunder, as subject to the Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market, if such a market should ever develop.

         The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or "Accredited Investors". Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating t the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to ally holder of such penny stocks disclosing recent rice information for the penny stock held in the account and information on the limited market in penny stocks. Accordingly, for so long as the Penny Stock Rules are applicable to the Company's common stock, it may be difficult to trade such stock because compliance with such Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of the Company's common stock.

         Shareholders should be aware that, according to Securities and Exchange Commission release No. 34-329093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

         12. Dependence on Key Personnel. We are dependent on key personnel and our business would be disrupted if we are unable to retain and expand our management team. Our success depends to a significant extent on the efforts and abilities of certain of its senior management, in particular those of LeeRoy Allen, Jr., President. The loss of this person could have a material adverse affect on our business, prospects, operating results and financial condition. There can, however, be no assurance that, in such event, we will be able to locate and retain a capable successor to her or any member of its senior management. We do not presently have key man life insurance policies and do not intend to obtain any unless required to do so under future financing arrangements. There can be no assurance that such policies will be available to the Company on commercially reasonable terms, if at all.

         None of our personnel is covered by an employment contract and any officer or employee of our company can terminate his or her relationship with us at any time. None of our employees is subject to non-competition agreements which would survive termination of employment.

         13. Lack of Continuity in Management. We do not have employment agreements with any of our officers and directors.

         14. Indemnification of Officers and Directors. Our By-Laws provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures which we will be unable to recoup.

         15. Dependence Upon Outside Advisors. To supplement the business experience of its officers and directors, we have been and in the future may be required to employ accountants, technical expert, appraiser, attorneys or other consultants or advisors. The selection of any such advisors will be made by the President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on a "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

         16. Our Industries are Highly Competitive. The markets for our businesses (both biofuel and recording) are intensely competitive and characterized by changing technology. We currently experience or will experience competition from numerous companies in each of the businesses in which we participate. Our competition consists of major oil and energy companies and music publishing and recording companies. Many of our competitors in both industries are more established, benefit from greater market recognition and have substantially greater financial, development, production, manufacturing and marketing resources than we have.

         A number of large U.S. and foreign companies are engaged in the diesel fuel business and shall compete with our biofuel products. These include such companies as Exxon-Mobil, Texaco-Chevron, British Petroleum and other.

         We believe the principal competitive factors in the market for biofuel products are:

         o    price per gallon

         o    long-term stability and availability

         o product performances (primarily operating and environmental efficiency)

         o    product quality

         o    reputation

         o    environmental factors


         In the recording business we compete for artists and recordings to distribute with national and regional recording and distributing companies, which have a competitive edge over the Company by virtue of their stronger management, promotional, and financial resources. We compete in the distribution and sale of recorded music with established record label companies and with other music producers and distributors including Polygram, Time Warner, EMI, Columbia and Phillips. Our strategy is to sign artists who are unable to obtain recording contracts with larger recordings that management believes will appeal to customers interested in particular music genres. The recording products offered by the Company compete for consumers who have a wide selection of music choices within the same music genres offered by the Company. The Company also competes with other businesses that offer and sell recordings through the Internet. The Company will compete for consumer dollars on the basis of the types of music it selects for distribution and the marketing of its music selections through the Internet.

         17. Potential Fluctuations in Periodic Results. Our revenues may be subject to significant variation from period to period due to the seasonal nature of the business and will be difficult to predict. Revenues are difficult to forecast because the biofuel business is evolving, and our sales cycle may vary substantially from time to time.

      18. Our Future Operating Results Are Likely to Fluctuate. Our quarterly and annual operating revenues, expenses and operating results may fluctuate due to a variety of factors, many of which are beyond our control, including:

         o    the timing of contracts

         o the timing of new introductions and products to us or our competitors

         o    the timely payment of our invoices

         o possible decreases in average price in response to competitive pressures

         o    market acceptance to new products

         o    fluctuations in general economic conditions

         Due to all of the foregoing factors, we do not believe that period-to-period comparisons or our historical results of operations are indications of future performance. Furthermore, it is possible that in some future quarters our results of operations may fall below the expectations of management and investors. In such event, the price of our stock on the OTC Bulletin Board will likely be materially and adversely affected.

         19. Our Stock Price is Volatile. The market for securities of music companies, including ours, has been highly volatile. The market price of our post reverse stock split common stock has fluctuated between $2.80 and $.20 from June 8, 2001 to December 31, 2002, and the last sale price was $.27 on January 28, 2003. It is likely that the price of our common stock will continue to fluctuate widely in the future. Factors affecting the trading price of our common stock include:

         o    responses to quarter-to quarter variations in operating results

         o    failure to meet securities analysts' estimates

         o    changes in financial estimates by securities analysts

         o conditions, trends or announcements in the energy and music and entertainment industries

         o announcements or significant acquisitions, strategic alliances,joint ventures, or capital commitments by us or our competitors.

         o    additions or departures of key personnel

         o    sales of common stock

         o accounting pronouncements or changes in accounting rules that effect our financial statements

         o    external factors and events beyond our control

         In addition, the stock market in general, the energy market and the market for music and entertainment related stocks in particular, has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

         Investors may be unable to resell their shares of our common stock at or above their purchase price. In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were the subject of securities class action litigation, it could result in substantial costs, a diversion of management's attention and resources and a material adverse effect on our business and financial condition.

         20. External Factors Could Affect Our Common Stock Trading Price. Fluctuations in the trading price of our common stock and purchase warrants may result from a number of factors, some of which are beyond our control, including:

         o    general economic and stock market conditions

         o    or anticipated fluctuations in our operating results;

         o changes in expectations as to our future financial performance or changes in financial estimates by securities analysts;

         o earnings and other announcements by, and changes in market valuations of other comparable companies and

         o    trading of our common stock.

         21. Our Success Depends on Protection of Intellectual Property. The success and competitiveness of our products depend in a large part upon our ability to protect our current and future technology and manufacturing processes through a combination of patent, trademark, trade secret and unfair competition laws. In this regard BCF has filed a U.S. patent application under a claim entitled "Continuous Flow Technology" and granted an exclusive license ABF to construct, operate and market Biofuel facilities and products in the United States. ABF in turn has granted our Company an 18 month exclusive license to construct a Biofuel facility in the State of Connecticut.

         Patent applications in the United States are maintained in secrecy until the patents are issued, and the publication of discoveries in the scientific literature tends to lag behind actual discoveries. Therefore, we cannot be certain that BCF is the first creator of the invention covered by the pending patent application or the first to file the patent application on inventions covered by the pending patent application. We cannot ensure that:

         o a patent will be issued from the pending application or future applications

         o BCF's new patent if and when issued will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us

         o others will not independently develop similar products, duplicate BCF's products or design around any patents issued to us

         For any technology not within the scope of the patent, if issued, or in the event a patent will not issue from the application filed by BCF, we, BCF and ABF may have to enter into confidentiality and non-disclosure of intellectual property agreements with their respective employees, consultants and certain vendors and generally control access to and distribution of our proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use the proprietary information without authorization or to develop similar information independently.

         Policing unauthorized use of intellectual property is difficult. We cannot assure you that the steps taken by us BCF or ABF will prevent misappropriation of this technology or that agreements entered into for that purpose will be enforceable. In addition, litigation may be necessary in the future to enforce the rights to the intellectual property, to protect trade secrets and to determine the validity and scope of the proprietary rights of others. Litigation may result in substantial costs and diversion of resources, either of which could have a material and adverse effect on our business, results of operations and financial condition.


                            FORWARD-LOOKING STATEMENT

         This Reoffer Prospectus contains forward-looking statements that involve risks and uncertainties, which may include statements about our:

         o business strategy expansion of our products, marketing and distribution

         o    plans for entering into licensing and distribution agreements

         o anticipated sources of funds, including the proceeds from our operations, to fund our operations for the ensuing years following the date of this Reoffer Prospectus

         o plans, objectives, expectations and intentions contained in this Reoffer Prospectus that are not historical facts.

         When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes, "seeks," estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those discussed under "Risk Factors" and elsewhere in this Reoffer Prospectus. We assume no obligation to update any forward-looking statements



                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         Shares of our common stock eligible for sale pursuant to this Reoffer Prospectus or which may become eligible for sale pursuant to this Reoffer Prospectus, whether or not the holders of these shares have any present intent to do so, are shares which (I)have been acquired pursuant to the terms of a Employee Restricted Stock Purchase Agreement ("Stock Purchase Agreement") dated as of January 1, 2003. Under the terms of the Stock Purchase Agreement the shares are being sold to the employees at a price of $.28 per share or an aggregate of $308,000 which may be paid for in cash or if the Company permits by the performance of employment services performed or to be performed or (II) have been acquired by them pursuant to the terms of four separate consulting agreements ("Consulting Agreements") which are individually negotiated written compensation agreements pursuant to which the Selling Shareholders are rendering or have rendered bona fide services not in connection with the offer or sale of securities in a capital raising transaction. In these cases the Company is permitting payment by the performance of employment or consulting services in lieu of the payment thereof in cash to the employee.

         For the purposes of this Reoffer Prospectus, all of the Shares being registered hereunder are "restricted shares" insofar as they were issued to an individual employee or consultant of our Company under an employee benefit plan pursuant to the 1933 Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

         LeeRoy Allen, Jr. is and has been a director and the President of the Company from December 4, 2002. Prior to the offering he did not own any shares of the Company's common stock. He will own 500,000 shares at the time of the offering or approximately .05% of then issued and outstanding common stock of the Company.

         Asa L. Fish is and has been a director of the Company from December 1996. He also has been secretary of the Company from October 30, 2002 to December 4, 2002. Prior to the offering he owned 16,375 shares of common stock of the Company. He will own 216,375 shares after at the time of the offering or ..021% of the Company's then issued and outstanding common stock.

         Hope D. Trowbridge is and has been a director of the Company from June 7, 1991. She also has been President of the Company from October 30, 2002 to December 4, 2002 and is and has been Treasurer from October 30th, 2002. She also was elected Secretary on December 4, 2002. Prior to the offering she owned 59,975 shares of common stock of the Company individually and through an affiliate IMM International, Inc. These shares and the 200,000 shares aggregate after being issued to her approximately 0.026% of then issued and outstanding common stock of the Company.

         Henri Andre Bohnen has been a consultant to the Company and now is an employee as to matters relating to shipping, receiving and inventory controls. Prior to the offering he owned 2500 shares of the Company's stock. He will own 202,500 shares at the time of the offering or approximately .02% of the Company's issued and outstanding shares. He is not or has not been an officer or director of the Company.

         H. Melville Hicks, Jr. is and has been special counsel to the Company for several years. Prior to the offering he did not own any shares of the Company's common stock and is not or has not been an officer or director of the Company.

         Joseph Kriz is and has been general counsel to the Company for several years. Prior to the offering he owned 43,500 shares of the Company's common stock. He will continue to own 93,500 at the time of the offering or approximately .009% of the Company's issued and outstanding shares. He is not or has not been an officer or director of the Company.

         Frank Caracansi is a member of Caracansi Ramsey & Associates, LLC, the Company's auditors for several years. Prior to the offering neither he nor his firm owned any shares of the Company's common stock and he is not or has not been an officer or director of the Company.

         Melentina Pusztay is a consultant for the manufacture and marketing of the Company's biofuel products. Prior to the offering she did not own any shares of the Company's common stock and she is not or has not been an officer or director of the Company.


                              PLAN OF DISTRIBUTION

         All or a portion of the Shares offered through this prospectus may be sold, from time to time, by or for the Selling Stockholders in one or more transactions in the public market on the Over-the-Counter ("OTC") Market, in privately negotiated transactions, or in a combination of those transactions. These sales may be made either at fixed prices which may be changed, at market prices prevailing at the time of sale on the OTC Market, at prices related to prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Stockholders, each acting as principal for his own account or may be sold through brokers, dealers or other agents designated from time to time by the Selling Shareholders. These brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the selling stockholders or the purchasers of the Shares. We anticipate that there will be no underwriting commissions or discounts payable with respect to these transactions, other than brokers commissions or fees customarily paid on these types of transactions, which commissions and fees will be borne by the Selling Stockholders.

         Any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

         The Selling Stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit received by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended any person engaged in the distribution of the Shares may not simultaneously engage in market-making activities with respect to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, including, Regulation M, which provisions may limit the timing of purchases and sales of our common stock by the Selling Stockholders. All of these things may limit the marketability of the Shares.

         To our knowledge, no underwriting arrangements have been entered into by the Selling Stockholders with respect to the Shares as of the date of this Reoffer Prospectus. If we are notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering or secondary distribution, or a purchase by a broker or dealer, we will file a supplement to this Reoffer Prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, disclosing (a) the name of each Selling Shareholder and of the participating broker or dealer, (b) the number of shares involved, (c) the price at which the shares were sold, (d) the commissions paid or the discounts or concessions allowed to the broker or dealer, where applicable, (e) that the broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (f) other facts material to the transaction.

         To the extent required, we will use our best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to describe any material information concerning the plan of distribution not previously disclosed in this prospectus or any material change to that information in this prospectus.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in those jurisdictions only through registered or licensed brokers or dealers.

         We will pay all expenses incurred to register the Shares, which are estimated to be approximately $4,000, but all brokerage commissions and other expenses incurred by individual selling stockholders will be paid by them. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered through this Prospectus.



                                     EXPERTS

         The financial statements and schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-KSB, for the fiscal years ended December 31, 2000, and December 31, 2001 have been examined by, Caracansi Ramey & Associates, LLC., Certified Public Accountants, and such financial statements and schedules are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                LEGAL PROCEEDINGS

         From time to time, we may be involved in litigation that arises in the normal course of business operations. On March 11, 2002 J-Bird Records Inc. d/b/a J-Bird Music Group was our subsidiary named a defendant in breach of contract suit brought by Color Film Corporation for payment of services performed between December 12, 2000 and February 12, 2001 in Superior Court of the State of Connecticut alleging damages of $6,968 under a contract for services, plus costs and attorney's fees. This case is still pending but is inactive.

         Also on February 8, 2002 our subsidiary J-Bird Records, Inc. was named a defendant in a breech of contract suit with Donald Argott for payment of past due royalties brought in the Philadelphia Municipal Court of the State of Pennsylvania alleging damages in the amount of $9,224 plus costs. Judgment was rendered against J-Bird Records on February 18, 2002 for $9,224.25.

         Also on January 2, 2002, J-Bird Records, Inc. was named a defendant by Bernard Resnick attorney for legal service rendered for legal fees and disbursements in the amount of $2,272 in the Philadelphia Municipal Court in the State of Pennsylvania. Judgment was rendered against J-Bird Records on February 11, 2002 for $2,272.35.

         We are not party to any other legal proceedings, and to the best of our knowledge, no such proceedings by or against the Company or J-Bird Records, Inc. have been threatened.

                                  LEGAL OPINION

         The legality of the Shares offered hereby has been passed upon the Company by H. Melville Hicks, Jr., Esq., 551 Fifth Avenue, Suite 1625, New York, NY 10176 its corporate and securities counsel.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this registration statement:

(a) General Form for Registration of Securities of Small Business Issuer on form 10-SB and all Exhibits thereto filed pursuant to Section 12 (g) of the Exchanges Act of 1934, as amended (the "1934 Act").

(b) Registrant's Annual Report on Form 10-KSB and all Exhibits thereto for The fiscal years ended December 31, 2000 and December 31, 2001, filed pursuant to Section 15(d) of the 1934 Act.

(c) Registrant's quarterly reports on Forms 10-QSB for the fiscal quarter Ended September 30, 2002, field pursuant to Section 15(d) of the 1934 Act.

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

(d) Registrant's Current Reports on Form 8-K dated October 28, 1999, November 15, 1999, July 16, 2001, September 25, 2002 and December 23, 2002.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1933 Act and Sections 13(a), 13(c), and 14 of the 1934 Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable (securities to be offered are registered under Section 12 of the Exchange Act).

Item 5.  Interest of Named Experts and Counsel.

         Frank Caracansi is a member of Caracansi Ramey & Associates, LLC., Certified Public Accountants auditor to the Company has received 100,000 shares of common stock in payment of accounting services rendered, excluding services rendered by his firm in connection with transactions for capital-raising purposes.

         H. Melville Hicks, Jr. is being issued 85,000 shares of common stock as payment for services rendered, excluding services rendered in connection with transactions for capital-raising purposes.

         Joseph Kriz is being issued 50,000 shares of common stock as payment for services rendered, excluding services rendered in connection with transactions for capital-raising purposes.

Item 6.  Indemnification of Directors and Officers.

         The By-laws of the Company provide that a director or officer of the Company will not be personally liable to the Company or its shareholders for monetary damages for acts or conduct of said officer or director performed for or on behalf of the Company, except for liability arising out of his own negligence or willful misconduct.

         The Company is entitled under its By-laws to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in any capacity.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final the final adjudication of such issue.

         Except to the extent herein above set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of the Company is indemnified in any manner against any liability which he may incur in his capacity as such.

Item 7.  Exemption From Registration Claimed.

         The shares were issued for employment compensation and compensation for advising and consulting services rendered or to be rendered. This sale was made in reliance on the exemption from registration requirements of the 1933 Act contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sales".

Item 8.  Exhibits.

         The exhibits filed as a part of this Registration Statement are incorporated herein by reference are as follows:

Exhibit No.          Item
-----------          ----

4.17     Employee Stock Purchase Agreement dated January 1, 2003

4.18 Consulting Agreement dated January 1, 2003 between the Corporation and Melentina Pusztay.

5.6 Opinion of H. Melville Hicks, Jr., Esq., regarding the legality Of the securities being registered under this Registration Statement.

24.9 Consent of Caracansi Ramey & Associates, LLC.,Certified Public Accountants Independent Auditors for the Company.

24.10 Consent of H. Melville Hicks, Jr., Esq., counsel for the Company (set forth in the opinion of counsel included as Exhibit 5.6).

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the 1934 Act 9and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, Connecticut on the 28th day of January, 2003.


                      INTERNATIONAL BIOFUEL AND BIOCHEMICAL CORPORATION

                      By:/s/LeeRoy Allen, Jr.
                         --------------------
                      LeeRoy Allen, Jr.
                      President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                   Title                 Date
    ---------                   -----                 ----

s/LeeRoy Allen, Jr.            President              February 12,2003
  -----------------
LeeRoy Allen, Jr.

s/Hope D. Trowbridge           Secretary              February 12,2003
  ------------------
Hope D. Trowbridge

s/LeeRoy Allen, Jr.            Director               February 12,2003
  -----------------
LeeRoy Allen, Jr.

s/Hope D. Trowbridge           Director               February 12,2003
  ------------------
Hope D. Trowbridge

s/Asa L. Fish                  Director               February 12,2003
  ----------------
Asa L. Fish

                                INDEX TO EXHIBITS


Exhibit
Number          Description of Documents

4.17            Employee Stock Purchase Agreement dated January 1, 2003

4.18 Consulting Agreement dated January 1, 2003 between the Corporation and Melentina Puzstay.

5.6 Opinion of H. Melville Hicks, Jr., Esq., regarding the Legality of the securities being registered under this Registration Statement.

24.9 Consent of Caracansi Ramey & Associates, LLC.,Certified Public Accountants Independent Auditors for the Company.

24.10 Consent of H. Melville Hicks, Jr., Esq., counsel for the Company (set forth in the opinion of counsel included as Exhibit).



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